Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2015 Financial Results

•                  Q3 2015 Total Revenue of $47.3 million, up 40% year-over-year

•                  Recurring Revenue of $43.9 million, up 41% year-over-year

•                  Completed acquisition of second reseller in April 2015

Arlington Heights, IL. — May 7, 2015 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the third quarter of fiscal year 2015, which ended March 31, 2015.

“The seasonal boost of high gross margin fees for annual filings, coupled with the continued demand for our cloud-based, unified payroll and HCM solutions, resulted in a strong quarter across all of our key metrics,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity.  “The third quarter is historically our most active sales period, and our team performed very well, laying the foundation for a strong finish to FY 2015 and providing momentum going into FY 2016.”

Third Quarter Fiscal Year 2015 Financial Highlights

Revenue:

•                  Total revenue was $47.3 million, an increase of 40% from the third quarter of fiscal year 2014.

•                  Total recurring revenue was $43.9 million, representing 93% of total revenue and an increase of 41% from the third quarter of fiscal year 2014.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $7.5 million compared to Adjusted EBITDA of $5.2 million in the third quarter of fiscal year 2014.

Operating Income:

•                  GAAP operating income was $1.7 million, compared to operating income of $2.1 million in the third quarter of fiscal year 2014.

•                  Non-GAAP operating income was $5.4 million, compared to non-GAAP operating income of $3.5 million in the third quarter of fiscal year 2014.

Net Income:

•                  GAAP net income was $1.8 million, compared to a GAAP net income of $1.2 million for the third quarter of fiscal year 2014. Net income per share was $0.03 for the third quarter of fiscal year 2015, based on 52.2 million diluted weighted average common shares outstanding. On a pro forma basis assuming conversion of all outstanding preferred shares as of July 1, 2013, net income per share was $0.03 for the third quarter of fiscal year 2014, based on 44.9 million diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $5.6 million, compared to non-GAAP net income of $2.0 million for the third quarter of fiscal year 2014. Non-GAAP net income per share was $0.11 for the third quarter of fiscal year 2015, based on 52.2 million diluted weighted average common shares outstanding. On a pro forma basis, assuming conversion of all outstanding preferred shares as of July 1, 2013, non-GAAP net income per share was $0.04 for the third quarter of fiscal year 2014, based on 44.9 million diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $93.2 million at the end of the quarter.

•                  Cash flow from operations for the third quarter of fiscal year 2015 was $9.4 million compared to $7.2 million for the third quarter of fiscal year 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 7, 2015, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2015 as indicated below.

Fourth Quarter 2015:

•                  Total revenue is expected to be in the range of $37.5 million to $38.5 million.

•                  Adjusted EBITDA is expected to be in the range of ($1.2) million to ($0.2) million.

•                  Non-GAAP net loss is expected to be in the range of ($3.7) million to ($2.7) million, or ($0.07) to ($0.05) per share, based on 50.7 million basic and diluted weighted average common shares outstanding.

Fiscal Year 2015:

•                  Total revenue is expected to be in the range of $150.2 million to $151.2 million.

•                  Adjusted EBITDA is expected to be in the range of $6.5 million to $7.5 million.

•                  Non-GAAP net loss is expected to be in the range of ($1.8) million to ($0.8) million, or ($0.04) to ($0.02) per share, based on 50.2 million basic and diluted weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 12096608. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized research and development costs. Non-GAAP operating income (loss), non-GAAP sales and marketing expense and non-GAAP general and administrative expense are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of acquired intangibles. Non-GAAP total research and development is adjusted for capitalized internally developed software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 22, 2014.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$78,848	$93,227
Accounts receivable, net	756	1,070
Prepaid expenses and other	2,694	4,844
Deferred income tax assets, net	706	684

Total current assets before funds held for clients	83,004	99,825
Funds held for clients	417,261	731,616

Total current assets	500,265	831,441
Long-term prepaid expenses	313	213
Capitalized software, net	5,093	6,206
Property and equipment, net	13,125	15,715
Intangible assets, net	6,320	5,750
Goodwill	3,035	3,035

Total assets	$528,151	$862,360

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$2,133	$2,122
Taxes payable	5	—
Consideration related to acquisition	2,985	—
Accrued expenses	10,744	15,985

Total current liabilities before client fund obligations	15,867	18,107
Client fund obligations	417,261	731,616

Total current liabilities	433,128	749,723
Deferred rent	3,175	3,020
Deferred income tax liabilities, net	714	751

Total liabilities	$437,017	$753,494
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2014 and March 31, 2015	—	—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, and March 31, 2015, 49,564 shares issued and outstanding at June 30, 2014; and 50,616 shares issued and outstanding at March 31, 2015	50	51
Additional paid-in capital	125,255	152,529
Accumulated deficit	(34,171)	(43,714)
Total stockholders’ equity	$91,134	$108,866
Total liabilities and stockholders’ equity	$528,151	$862,360

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2014	2015	2014	2015
Revenues:
Recurring fees	$30,719	$43,335	$73,602	$104,532
Interest income on funds held for clients	491	601	1,222	1,354

Total recurring revenues	31,210	43,936	74,824	105,886
Implementation services and other	2,556	3,336	5,216	6,808

Total revenues	33,766	47,272	80,040	112,694
Cost of revenues:
Recurring revenues	10,246	12,606	27,320	34,616
Implementation services and other	4,679	6,676	12,670	18,164

Total cost of revenues	14,925	19,282	39,990	52,780
Gross profit	18,841	27,990	40,050	59,914
Operating expenses:
Sales and marketing	8,678	12,673	19,290	31,152
Research and development	2,443	5,053	6,746	14,351
General and administrative	5,587	8,559	14,726	24,068

Total operating expenses	16,708	26,285	40,762	69,571
Operating income (loss)	2,133	1,705	(712)	(9,657)
Other income (expense)	59	51	109	180

Income (loss) before income taxes	2,192	1,756	(603)	(9,477)
Income tax benefit (expense)	(1,042)	(4)	197	(66)

Net income (loss)	$1,150	$1,752	$(406)	$(9,543)

Net income (loss) attributable to common stockholders	$430	$1,752	$(2,688)	$(9,543)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.03	$(0.08)	$(0.19)
Diluted	$0.01	$0.03	$(0.08)	$(0.19)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	44,360	50,533	32,437	49,954
Diluted	44,870	52,203	32,437	49,954

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2014	2015	2014	2015
Cost of revenue - recurring	$113	$442	$113	$1,256
Cost of revenue - implementation services and other	97	360	97	1,039
Sales and marketing	175	922	175	2,716
Research and development	139	756	139	2,141
General and administrative	841	1,205	1,190	3,731
Total	$1,365	$3,685	$1,714	$10,883

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended March 31,
	2014	2015
Cash flows provided by operating activities:

Net loss	$(406)	$(9,543)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	1,714	10,672
Depreciation and amortization	4,544	6,245
Deferred income tax (benefit) expense	(58)	59
Provision for doubtful accounts	79	89
Loss on disposal of equipment	—	45
Changes in operating assets and liabilities:
Accounts receivable	(130)	(403)
Prepaid expenses	(1,629)	(2,042)
Trade accounts payable	947	359
Accrued expenses	3,016	4,720
Net cash provided by operating activities	8,077	10,201

Cash flows from investing activities:
Capitalized internally developed software costs	(2,919)	(2,544)
Purchases of property and equipment	(4,954)	(6,331)
Payments for acquisition	—	(2,985)
Net change in funds held for clients	(185,818)	(314,355)
Net cash used in investing activities	(193,691)	(326,215)

Cash flows from financing activities:
Net change in client funds obligation	185,818	314,355
Proceeds from follow-on offering, net of cash paid for issuance costs	—	18,367
Proceeds from initial public offering, net of issuance costs	82,709	—
Payments on initial public offering costs	—	(75)
Proceeds from exercise of stock options	—	247
Proceeds from employee stock purchase plan	—	670
Taxes paid related to net share settlement of equity awards	—	(3,171)
Principal payments on long-term debt	(1,563)	—
Net cash provided by financing activities	266,964	330,393
Net Change in Cash and Cash Equivalents	81,350	14,379
Cash and Cash Equivalents—Beginning of Year	7,594	78,848
Cash and Cash Equivalents—End of Year	$88,944	$93,227
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowance received from landlord	$580	$253
Unpaid initial offering costs	$678	—
Purchase of property and equipment, accrued but not paid	$784	$701
Supplemental disclosure of cash flow information
Cash paid for income taxes	$202	$28
Cash paid for interest	$70	—

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$18,841	$27,990	$40,050	$59,914
Amortization of capitalized research and development costs	580	643	1,809	1,921
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	210	802	210	2,295
Adjusted gross profit	$19,631	$29,435	$42,069	$64,130

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$31,210	$43,936	$74,824	$105,886
Cost of recurring revenues	10,246	12,606	27,320	34,616
Recurring gross profit	20,964	31,330	47,504	71,270
Amortization of capitalized research and development costs	580	643	1,809	1,921
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	113	442	113	1,256
Adjusted recurring gross profit	$21,657	$32,415	$49,426	$74,447

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$1,150	$1,752	$(406)	$(9,543)
Interest expense	22	—	67	—
Income tax expense (benefit)	1,042	4	(197)	66
Depreciation and amortization	1,620	2,085	4,544	6,245
EBITDA	3,834	3,841	4,008	(3,232)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,365	3,685	1,714	10,883
Adjusted EBITDA	$5,199	$7,526	$5,722	$7,651

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$2,133	$1,705	$(712)	$(9,657)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,365	3,685	1,714	10,883
Non-GAAP operating income	$3,498	$5,390	$1,002	$1,226

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$1,150	$1,752	$(406)	$(9,543)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	833	3,685	1,046	10,883
Amortization of acquired intangibles	—	190	—	570
Non-GAAP net income	$1,983	$5,627	$640	$1,910

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Calculation of non-GAAP net income per share:
Non-GAAP net income	$1,983	$5,627	$640	$1,910
Pro forma weighted average number of shares of common stock	44,870	52,203	44,576	49,954
Non-GAAP net income per share	$0.04	$0.11	$0.01	$0.04

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$8,678	$12,673	$19,290	$31,152
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	175	922	175	2,716
Non-GAAP Sales and Marketing	$8,503	$11,751	$19,115	$28,436

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$2,443	$5,053	$6,746	$14,351
Capitalized internally developed software costs	1,060	965	2,919	2,544
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	139	756	139	2,141
Non-GAAP Total Research and Development	$3,364	$5,262	$9,526	$14,754

	Three months Ended March 31,		Nine months Ended March 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$5,587	$8,559	$14,726	$24,068
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	841	1,205	1,190	3,731
Non-GAAP General and Administrative	$4,746	$7,354	$13,536	$20,337